Avadel Pharmaceuticals to Present at Two Upcoming Investor Conferences
- - -

DUBLIN, Ireland, November 21, 2019 -- Avadel Pharmaceuticals plc (Nasdaq: AVDL), a company focused on developing FT218, an investigational, once-nightly formulation of sodium oxybate for treating narcolepsy, announced today that its Chief Executive Officer, Greg Divis, will present at two upcoming investor conferences.

Evercore ISI HealthCONx Conference 2019
Date:	Wednesday, December 4, 2019
Time:	3:30 p.m. Eastern Time
Location:	Four Seasons Hotel, Boston, Massachusetts

A live audio webcast of the fireside chat can be accessed at the Investor section of the Company’s website, www.avadel.com. A replay of the webcast will be available on the Company’s website for 90 days following the event.

Piper Jaffray 31st Annual Healthcare Conference
Date:	Thursday, December 5, 2019
Time:	10:50 a.m. Eastern Time
Location:	Lotte New York Palace, New York

A live audio webcast of the presentation can be accessed at the Investor section of the Company’s website, www.avadel.com. A replay of the webcast will be available on the Company’s website for 90 days following the event.

About Avadel Pharmaceuticals plc:
Avadel Pharmaceuticals plc (Nasdaq: AVDL) is an emerging biopharmaceutical company. The Company’s primary focus is the development and potential FDA approval of FT218, which is in a Phase 3 clinical trial for the treatment of narcolepsy patients suffering from excessive daytime sleepiness (EDS) and cataplexy. In addition, Avadel develops and markets a portfolio of sterile injectable drugs used in the hospital setting. For more information, please visit www.avadel.com.

Cautionary Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof (if applicable).

Our forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, our business and operations are subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and the results of our business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in our forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the Securities and Exchange Commission on March 15, 2019.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. We do not undertake any obligation to publicly update or revise the forward-looking statements contained in this Annual Report.

Contacts:
Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
Email: mkanan@avadel.com

Tim McCarthy
LifeSci Advisors, LLC
Phone: (212) 915.2564
Email: tim@lifesciadvisors.com